Exhibit 99.1

SILVER STREAM MAKES INITIAL INVESTMENT INTO ZONIA COPPER PROJECT IN ARIZONA; DEFINITIVE AGREEMENT TO ALLOW PHASED EARN-IN FROM FEASIBILITY TO BUYOUT

LAS VEGAS, NV, MARCH 26, 2014 – Silver Stream Mining Corp. (the “Company” or “Silver Stream”) (OTCQB: AGSM) announced today it has made an initial private placement investment (“Private Placement”) into the Zonia Copper Project (“Zonia”) owned by Redstone Resources Corporation (“Redstone”), a private Nevada Corporation. Zonia is located in Yavapai County, Arizona, approximately 40 miles southwest of Prescott, Arizona.

Under the terms of the Private Placement, Silver Stream will be making a $500,000 USD initial investment into Redstone over six (6) monthly installments of $83,333 USD and acquiring 2,500,000 shares of Redstone’s Common Shares at $0.20/share for a 4.94% equity position in Redstone. Silver Stream has made its first payment of $83,333 to Redstone and anticipates entering into a definitive agreement (the “Definitive Agreement”) prior to making its next monthly payment.

Upon completion of its initial $500,000 Private Placement, Silver Stream will make a $1,500,000 secondary investment to acquire an additional 7,500,000 shares of Redstone’s Common Shares at $0.20/share for a 19.76% total equity position in Redstone. The purpose of the secondary investment is to perform reverse circulation and core drilling on the Zonia property.

Upon completion of its $1,500,000 USD secondary investment, Silver Stream will have a twelve (12) month option period to make to make a third investment of $4,500,000 USD to acquire an additional 22,500,000 shares of Redstone’s Common Shares at $0.20/share for a 44.45% total equity position in Redstone. The purpose of the third investment is to complete a Definitive Feasibility Study (“Feasibility Study”) for Zonia.

Silver Stream will have 80% warrant coverage on all of its Private Placements into Redstone which will allow the Company to own a controlling equity interest (61.87%) in Zonia upon conversion of warrants.

Provisions have been made for Silver Stream to increase its total equity position to 75% for $3,373,851 USD. Silver Stream can ultimately increase its equity position to 100% and buyout Redstone for $6,426,149 USD or 7% of NPV as determined by a Feasibility Study (whichever is greater).

Further disclosure regarding this transaction can be found in the Company’s Form 8-k filed with the SEC as of the date of this news release.

About Silver Stream: Silver Stream is a natural resource company engaged in the acquisition of, exploration for, and development of, metallic mineral resources in the Americas. The Company is currently focused on delivering shareholder value through the exploration of the Solomon Pillars Gold Property in Beardmore, Ontario, Canada, the Zonia Copper Project in Yavapai County, Arizona, and the

Silver Stream Mining Corp. • 9550 South Eastern Avenue • Suite 253 • Las Vegas, NV 89123 • Tel: (702) 818-1775 • Fax: (702) 818-1776

Metates Silver Project in Sinaloa, Mexico. The Company’s Technical Advisory Team, with expertise in geology, engineering and operations provides a foundation to assess other mining projects for potential acquisition or joint venture opportunities throughout the Americas and to pursue the development of the Company’s existing projects in a focused and economical manner.

FORWARD LOOKING STATEMENTS:

Information contained herein regarding optimism related to the Company’s business, expanding exploration, development activities and other such statements are "forward-looking statements". While Silver Stream believes such statements are reasonable, they are based on current expectations, estimates and projections about the Company's business and are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including market prices for the Company’s mineral products, international and domestic economic conditions, and other risk factors listed in the Company's Securities and Exchange Commission (SEC) filings under “risk factors” and elsewhere. The Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release, except as required by applicable law.

Contact:
Silver Stream Mining Corp.
Terrence H. Byberg, President and C.E.O.
Tel: (702) 818-1775
info@silverstreammining.com

Silver Stream Mining Corp. • 9550 South Eastern Avenue • Suite 253 • Las Vegas, NV 89123 • Tel: (702) 818-1775 • Fax: (702) 818-1776